UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2009

SILVERSTAR HOLDINGS, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On May 1, 2009, the Registrant’s wholly owned subsidiary, Empire Interactive Europe plc (“Empire”), entered into administration under the jurisdiction of the High Court of Justice, Chancery Division, Bristol District Registry, in the United Kingdom (the “Court”). Empire filed a Notice of appointment of an administrator, certain persons associated with KPMG LLP, as Empire’s administrators effective May 1, 2009.

Administration is the United Kingdom’s insolvency process, which is governed by the Enterprise Act 2002. A company must be insolvent as defined in the Insolvency Act 1986 in order to qualify for administration. Administration is designed to enable a business to be held together while plans are formed either to put in place a financial restructuring to rescue the company, or to sell the business and assets to produce a better result for creditors than would be achieved in a liquidation. Empire has sold its  intellectual property  assets to New World IP, LLC  No recovery for unsecured creditors is anticipated form the sale these assets. Empire is subject to the protection of the Court and creditors’ enforcement actions will be automatically be stayed while the administrators formulate plans to sell the remaining assets.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2009	SILVERSTAR HOLDINGS, LTD.

	By:	/s/ Clive Kabatznik
		Name:	Clive Kabatznik
		Title:	Chief Executive Officer